UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2016

ALPHA-EN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12885	95-4622429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 White Plains Road, Suite 425, Tarrytown, New York 10591
(Address of Principal Executive Offices)

(914) 418-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 22, 2016 alpha-En Corporation (the “Company”) entered into a lease (the “Lease”) with Hudson View Building #3, LLC (the “Landlord”), for office and laboratory space located in Yonkers, New York (the “Leased Premise”). The Leased Premise consists of approximately 8,000 square feet. The Company has a right of first offer to lease certain additional space from the Landlord when and if it becomes available for lease. The Lease has a term of 87 months from the lease commencement date, which is the date upon which the Landlord has substantially completed certain interior leasehold improvements to the Leased Premise. The annual rent for the first year of the lease is approximately $208,000, increasing by 1.5% on each anniversary of the lease commencement date. In the event of a termination of the Lease following a default by the Company, the Company will be obligated to pay the sum of the rent payable for the remainder of the Lease term.

The foregoing description of the Lease does not purport to be complete and the description is qualified in its entirety by the full text of the Lease Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Agreement, by and between the Registrant and Hudson View Building #3, LLC, dated March 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA-EN CORPORATION
(Registrant)

Date: May 12, 2016	By:	/s/ Jerome I. Feldman
	Name:	Jerome I. Feldman
	Title:	Chief Financial Officer, Treasurer and
Chairman of the Board